UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 19, 2006

TRIARC COMPANIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-2207	38-0471180
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
280 Park Avenue New York, New York	10017
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 451-3000

Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

      This Current Report on Form 8-K and oral statements made from time to time by representatives of Triarc Companies, Inc. (“Triarc” and, together with its subsidiaries, the “Company”) may contain or incorporate by reference certain statements that are not historical facts, including, most importantly, information concerning possible or assumed future results of operations of the Company, and those statements preceded by, followed by, or that include the words “may,” “believes,” “plans,” “expects,” “anticipates,” or the negation thereof, or similar expressions, that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). All statements that address operating performance, events or developments that are expected or anticipated to occur in the future, including statements relating to revenue growth, earnings per share growth or statements expressing general optimism about future operating results, are forward-looking statements within the meaning of the Reform Act. These forward-looking statements are based on our current expectations at the time such statements are made, speak only as of the date of this Form 8-K and are susceptible to a number of risks, uncertainties and other factors. Our actual results, performance and achievements may differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Reform Act. Many important factors could affect our future results and could cause those results to differ materially from those expressed in the forward-looking statements contained herein. Such factors include, but are not limited to, the following:

•	competition, including pricing pressures and the potential impact of competitors' new units on sales by Arby's® restaurants;

•	consumers' perceptions of the relative quality, variety and value of the food products we offer;

•	success of operating initiatives;

•	development costs;

•	advertising and promotional efforts;

•	brand awareness;

•	the existence or absence of positive or adverse publicity;

•	new product and concept development by us and our competitors, and market acceptance of such new product offerings and concepts;

•	changes in consumer tastes and preferences, including changes resulting from concerns over nutritional or safety aspects of beef, poultry, french fries or other foods or the effects of food-borne illnesses such as “mad cow disease” and avian influenza or “bird flu”;

•	changes in spending patterns and demographic trends;

•	adverse economic conditions, including high unemployment rates, in geographic regions that contain a high concentration of Arby's restaurants;

•	the business and financial viability of key franchisees;

•	the timely payment of franchisee obligations due to us;

•	availability, location and terms of sites for restaurant development by us and our franchisees;

•	the ability of our franchisees to open new restaurants in accordance with their development commitments, including the ability of franchisees to finance restaurant development;

•	delays in opening new restaurants or completing remodels;

•	the timing and impact of acquisitions and dispositions of restaurants;

•	our ability to successfully integrate acquired restaurant operations;

•	anticipated or unanticipated restaurant closures by us and our franchisees;

•	our ability to identify, attract and retain potential franchisees with sufficient experience and financial resources to develop and operate Arby's restaurants;

•	changes in business strategy or development plans, and the willingness of our franchisees to participate in our strategy;

•	business abilities and judgment of our and our franchisees' management and other personnel;

•	availability of qualified restaurant personnel to us and to our franchisees;

•	our ability, if necessary, to secure alternative distribution of supplies of food, equipment and other products to Arby's restaurants at competitive rates and in adequate amounts, and the potential financial impact of any interruptions in such distribution;

•	changes in commodity (including beef), labor, supplies and other operating costs and availability and cost of insurance;

•	adverse weather conditions;

•	significant reductions in our client assets under management (which would reduce our advisory fee revenue), due to such factors as weak performance of our investment products (either on an absolute basis or relative to our competitors or other investment strategies), substantial illiquidity or price volatility in the fixed income instruments that we trade, loss of key portfolio management or other personnel (or lack of availability for additional key personnel if needed for expansion), reduced investor demand for the types of investment products we offer, and loss of investor confidence due to adverse publicity;

•	increased competition from other asset managers offering similar types of products to those we offer;

•	pricing pressure on the advisory fees that we can charge for our investment advisory services;

•	difficulty in increasing assets under management, or efficiently managing existing assets, due to market-related constraints on trading capacity, inability to hire the necessary additional personnel or lack of potentially profitable trading opportunities;

•	our removal as investment manager of one or more of the collateral debt obligation vehicles (CDOs) or other accounts we manage, or the reduction in our CDO management fees because of payment defaults by issuers of the underlying collateral or the triggering of certain structural protections built into CDOs;

•	availability, terms (including changes in interest rates) and deployment of capital;

•	changes in legal or self-regulatory requirements, including franchising laws, investment management regulations, accounting standards, environmental laws, overtime rules, minimum wage rates and taxation rates;

•	the costs, uncertainties and other effects of legal, environmental and administrative proceedings;

•	the impact of general economic conditions on consumer spending or securities investing, including a slower consumer economy and the effects of war or terrorist activities;

•	the payment of the future installment of the special cash dividends referred to in Item 5 “other information” of our Quarterly Report on Form 10-Q for the quarter ended July 2, 2006 (including Part II “other information” the amount or timing thereof) and any other future dividends are subject to applicable law and will be made at the discretion of our Board based on such factors as our earnings, financial condition, cash requirements and other factors, including whether such future installment of the special cash dividends would result in a material adjustment to the conversion price of our 5% Convertible Notes due 2023; and

•	other risks and uncertainties affecting us and our subsidiaries referred to in our Annual Report on Form 10-K for the fiscal year ended January 1, 2006 (see especially “Item 1A. Risk Factors” and “Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations”) and in our other current and periodic filings with the Securities and Exchange Commission, all of which are difficult or impossible to predict accurately and many of which are beyond our control.

      All future written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. We assume no obligation to update any forward-looking statements after the date of this Form 8-K as a result of new information, future events or developments, except as required by federal securities laws. In addition, it is our policy generally not to make any specific projections as to future earnings, and we do not endorse any projections regarding future performance that may be made by third parties.

Item 8.01 Other Events.

      As previously reported in a Current Report on Form 8-K filed with the Securities and Exchange Commission on July 29, 2005 by the Company, the Company completed the acquisition (the “RTM Acquisition”) of substantially all of the equity interests or the assets of the entities comprising the RTM Restaurant Group (“RTM”). The Company filed an amended Form 8-K on August 26, 2005 to include the required financial statements of RTM and pro forma financial statements of the Company.

      This Form 8-K is being filed to report (a) the audited combined financial statements of RTM as of and for the year ended May 29, 2005 and (b) the pro forma condensed consolidated statement of operations of the Company for the fiscal year ended January 1, 2006. It is expected that each of the foregoing will be incorporated by reference into, among other things, an amendment to a registration statement on Form S-3 to be filed by the Company to register shares of Triarc's class B common stock, series 1 issued to the selling shareholders in connection with the RTM Acquisition.

      A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

(a) Financial Statements of Business Acquired

AUDITED COMBINED FINANCIAL STATEMENTS OF RTM AS OF MAY 30, 2004
AND MAY 29, 2005 AND FOR THE YEARS ENDED MAY 30, 2004 AND MAY 29, 2005

COMBINED FINANCIAL STATEMENTS
RTM Restaurant Group
Years ended May 30, 2004 and May 29, 2005
with Report of Independent Auditors

RTM Restaurant Group
May 29, 2005
Audited Combined Financial Statements
Years ended May 30, 2004 and May 29, 2005

Report of Independent Auditors

Board of Directors
RTM Restaurant Group

We have audited the accompanying combined balance sheets of RTM Restaurant Group (as defined in Note 1) as of May 30, 2004 and May 29, 2005, and the related combined statements of operations, cash flows and net capital deficiency for each of the two years in the period ended May 29, 2005. These financial statements are the responsibility of the Group’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Group’s internal control over financial reporting. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Group’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of RTM Restaurant Group at May 30, 2004 and May 29, 2005, and the combined results of their operations and their cash flows for each of the two years in the period ended May 29, 2005, in conformity with accounting principles generally accepted in the United States.

/s/ ERNST & YOUNG LLP
Atlanta, Georgia

June 28, 2006

RTM Restaurant Group
Combined Balance Sheets
(In Thousands)

	May 30, 2004	May 29, 2005
Assets
Current assets:
Cash and cash equivalents	$8,475	$10,513
Income taxes receivable	2,498	4,094
Other receivables	4,858	3,403
Inventories	7,637	6,787
Prepaid expenses	8,124	7,340
Reimbursable transaction costs	—	5,953
Deferred income taxes	1,980	2,590

Total current assets	33,572	40,680
Land, property and equipment:
Land	97,458	104,545
Property and equipment, net of accumulated depreciation of $148,462 in 2004 and $156,972 in 2005, respectively	178,561	173,577
Capital leases, net of accumulated amortization of $14,486 in 2004 and $18,591 in 2005, respectively	43,506	45,179

Land, property and equipment, net	319,525	323,301
Other assets:
Notes receivable, net of current portion and deferred gain	4,042	2,987
Goodwill	60,861	63,777
Other intangibles, net of accumulated amortization of $12,638 in 2004 and $12,475 in 2005, respectively	19,178	18,108
Other	9,017	8,122

Total other assets	93,098	92,994

Total assets	$446,195	$456,975

Liabilities and net capital deficiency
Current liabilities:
Short-term borrowings	$—	$8,991
Accounts payable	29,812	34,921
Accrued compensation and benefits	15,379	22,292
Accrued self insurance	4,574	5,733
Other accrued expenses	15,608	17,041
Current portion of long-term debt	29,112	25,150
Current portion of financing obligations	268	207
Current portion of capital lease obligations	3,898	4,065

Total current liabilities	98,651	118,400
Long-term debt, net of current portion	190,293	166,742
Financing obligations, net of current portion	118,156	127,248
Capital lease obligations, net of current portion	43,712	45,981
Deferred income taxes	8,260	8,413
Other liabilities and deferred credits	26,985	33,873

Total liabilities	486,057	500,657
Commitments and contingent liabilities
Net capital deficiency:
Common stock	2	2
Additional paid-in capital	14,570	14,570
Retained earnings	39,661	43,659
Treasury stock	(17,245)	(20,720)
Stock notes receivable	(10,480)	(11,575)
Notes and advances due from affiliates	(66,370)	(69,618)

Net capital deficiency	(39,862)	(43,682)

Total liabilities and net capital deficiency	$446,195	$456,975

See accompanying Notes to Combined Financial Statements.

RTM Restaurant Group
Combined Statements of Operations
(In Thousands)

	Year Ended
	May 30, 2004	May 29, 2005
Net sales	$739,996	$791,960
Costs and expenses:
Costs of operations, excluding depreciation and amortization	602,506	634,450
General and administrative, excluding depreciation and amortization	77,710	86,045
Depreciation and amortization	24,926	27,366

	705,142	747,861

Operating profit	34,854	44,099
Interest expense, net	(34,285)	(37,405)
Other income	1,165	442

Income before income taxes and discontinued operations	1,734	7,136
Provision for income taxes	(795)	(3,356)

Income from continuing operations	939	3,780
Income from discontinued operations, net of income taxes of $2,587 and $2,249 in 2004 and 2005, respectively	11,252	3,998

Net income	$12,191	$7,778

See accompanying Notes to Combined Financial Statements.

RTM Restaurant Group
Combined Statements of Net Capital Deficiency
(In Thousands)

	Common Stock	Additional Paid-In Capital	Retained Earnings	Treasury Stock	Stock Notes Receivable	Notes and Advances Due From Affiliates	Total
Balance at May 25, 2003	$2	$13,691	$32,859	$—	$(11,505)	$(63,760)	$(28,713)
Net income	—	—	12,191	—	—	—	12,191
Repurchase of common stock and members' interest	—	—	(1,389)	(17,696)	2,406	216	(16,463)
Sale of common stock	—	—	—	451	—	—	451
Vested stock awards	—	879	—	—	—	—	879
Shareholder loan transactions, net	—	—	—	—	(1,381)	—	(1,381)
Dividends and distributions	—	—	(4,000)	—	—	—	(4,000)
Loans to affiliates, net	—	—	—	—	—	(2,826)	(2,826)

Balance at May 30, 2004	2	14,570	39,661	(17,245)	(10,480)	(66,370)	(39,862)

Net income	—	—	7,778	—	—	—	7,778
Repurchase of common stock	—	—	—	(3,927)	—	—	(3,927)
Sale of common stock	—	—	—	452	—	—	452
Shareholder loan transactions, net	—	—	—	—	545	—	545
Members' contribution	—	—	1,640	—	(1,640)	—	—
Dividends and distributions	—	—	(5,420)	—	—	—	(5,420)
Loans to affiliates, net	—	—	—	—	—	(3,248)	(3,248)

Balance at May 29, 2005	$2	$14,570	$43,659	$(20,720)	$(11,575)	$(69,618)	$(43,682)

See accompanying Notes to Combined Financial Statements.

RTM Restaurant Group
Combined Statements of Cash Flows
(In Thousands)

	Year Ended
	May 30, 2004	May 29, 2005
Cash flows from operating activities
Net income	$12,191	$7,778
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization, continuing operations	24,926	27,366
Depreciation and amortization, discontinued operations	1,413	70
Stock-based compensation expense	(53)	6,997
Deferred income taxes	418	(457)
(Gain) loss on sales of units	(518)	292
Gain on sale of discontinued operations	(10,874)	(5,693)
Changes in operating assets and liabilities:
Income taxes receivable	(952)	(1,596)
Other receivables	(471)	1,372
Inventories	(1,092)	850
Accounts payable	2,143	5,109
Accrued expenses	621	9,402
Prepaid expenses	1,509	784
Reimbursable transaction costs	—	(5,953)
Other liabilities and deferred credits	2,691	1,707

Net cash provided by operating activities	31,952	48,028
Cash flows from investing activities
Purchase of land, property, and equipment	(25,520)	(18,233)
Notes and advances due from affiliates	(2,826)	(3,248)
Additions to notes receivable	(2,195)	(3,438)
Collections on notes receivable	1,368	5,114
Proceeds from disposal of land and property	3,971	8,058
Purchase of other assets	(2,506)	(1,122)
Proceeds from disposal of other assets	390	1,849
Proceeds from sale of Phoenix district	13,950	—
Other	67	—

Net cash used in investing activities	(13,301)	(11,020)
Cash flows from financing activities
Proceeds from issuance of long-term debt	22,971	15,098
Payments on long-term debt, financing and capital lease obligations	(36,110)	(42,383)
Repurchase of treasury stock	(720)	(2,717)
Proceeds from sale of treasury stock	451	452
Payments of dividends and distributions	(4,000)	(5,420)
Purchase of members' interest	(1,389)	—

Net cash used in financing activities	(18,797)	(34,970)

Net increase (decrease) in cash and cash equivalents	(146)	2,038
Cash and cash equivalents at the beginning of the period	8,621	8,475

Cash and cash equivalents at the end of the period	$8,475	$10,513

Supplemental cash flow information
Cash paid for interest	$39,192	$36,687
Cash paid for income taxes, net of refunds	4,275	7,082
Noncash investing and financing activities
Additions to capital lease and financing obligations	26,168	16,355
Treasury stock acquired in exchange for notes payable and other consideration	14,354	1,210
Net liabilities assumed, notes and receivables exchanged and notes payable issued in purchase of restaurants	—	3,120
Note receivable from sale of restaurants	2,000	775
Cancellation of notes receivable from shareholders and affiliates in share repurchases	2,622	—
Contribution of note receivable to members’ equity	—	1,640

See accompanying Notes to Combined Financial Statements.

RTM Restaurant Group
May 29, 2005
Notes to Combined Financial Statements
(In Thousands, Except Share and Per Share Amounts)

1. Organization of the Group

RTM Restaurant Group (the “Group”) is not a legal entity, but rather the combination of the financial statements of RTM Restaurant Group, Inc. (“RTMRG”) and its two wholly-owned subsidiaries, RTM, Inc. (and its subsidiaries) (“RTM”) and RTM Partners, Inc. (and its subsidiaries) (“Partners”), along with RTM Acquisition Company, L.L.C. (“RTMAC”), and RTM Management Company, L.L.C. (“Management”). These entities are owned and controlled by the same group of individuals (the “Owners”). Two of the companies were organized as Georgia limited liability companies. These limited liability companies and the related operating agreements shall be dissolved and terminated at the earlier of the written consent of a Majority Interest, as defined, sale of the companies, legal decree, or December 31, 2050.

The Group is the largest licensee of Arby’s® restaurants, owning and operating 774 Arby’s restaurants as of May 29, 2005. The Arby’s license agreements initially extend for twenty years and are renewable for successive twenty-year terms.

On July 25, 2005, Triarc Companies, Inc. (“Triarc”) completed transactions acquiring substantially all of the assets of the Group and resulting in the merger of the Group and Arby’s Restaurant Group, Inc. (the “Triarc Transaction”). For additional information about the Triarc Transaction, see Note 19.

2. Summary of Significant Accounting Policies

Basis of Presentation

The Combined Financial Statements include the accounts of RTMRG, RTM, Partners, RTMAC and Management. All significant inter-entity balances and transactions have been eliminated.

Fiscal Year

The Group reports on a fiscal year consisting of 52 or 53 weeks ending on the last Sunday in May. The Group’s 2005 fiscal year contained 52 weeks, and the 2004 fiscal year contained 53 weeks. The Group’s 2004 fiscal year commenced on May 26, 2003 and ended on May 30, 2004, and the 2005 fiscal year commenced on May 31, 2004 and ended on May 29, 2005.

Cash and Cash Equivalents

Cash and cash equivalents consist principally of cash, including interest-bearing bank accounts.

Inventories

Inventories consist primarily of food, beverages, and supplies and are valued at the lower of first-in, first-out cost or market.

Property and Equipment

Property and equipment are stated at cost. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation or amortization are removed from the accounts, and the resulting gain or loss is reflected in the Combined Statements of Operations. Depreciation and amortization are provided on a straight-line basis over the estimated useful lives of the assets generally ranging from 3

RTM Restaurant Group
May 29, 2005
Notes to Combined Financial Statements (continued)
(In Thousands, Except Share and Per Share Amounts)

2. Summary of Significant Accounting Policies—(continued)

to 30 years, or the term of the lease for buildings under capital lease and leasehold improvements, if shorter. The estimated useful lives for major asset classifications are as follows:

Asset Classification	Estimated Useful Life
Buildings	15-30 years
Buildings under capital lease	Lease Term
Machinery and equipment	3-7 years
Leasehold improvements	Lease Term

Leasehold improvements under leases for which there exists an economic compulsion to renew the lease under one or more renewal options are amortized over the term of the lease plus anticipated renewal periods. For such leases, minimum lease payments are recognized on a straight-line basis over the lease term, including the anticipated renewal periods. Routine maintenance and repairs are charged to expense, and expenditures for renewals and betterments are capitalized.

Long-lived assets and certain identifiable intangibles are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to undiscounted future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, impairment is measured by comparing the carrying amount to the fair value estimated by discounted future net cash flows or third-party appraisals, if available. In 2004, Management determined no impairment was associated with the Group’s long-lived assets. During 2005, the Group recorded impairment charges of $801, principally for assets of restaurants in operation for which the expected future cash flows did not recover the carrying value of the assets. Such impairment was measured based on the discounted expected future cash flows and appraised values of the assets. The charge is included in depreciation and amortization in the accompanying statement of operations.

License Fees, Favorable Licenses and Favorable Leases

Initial license fees and acquisition costs allocated to license fees and favorable licenses are recorded as other intangible assets and are amortized on a straight-line basis over the contractual term of the agreements, including one renewal period for which renewal of the licenses and agreements is anticipated and the cost of renewal is nominal. Acquisition costs allocated to favorable leases are also recorded as other intangible assets and are amortized on a straight-line basis over the term of the leases plus renewal periods for which renewal of the leases is anticipated in the valuation of the intangible assets.

Goodwill

The Group accounts for goodwill under Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets (“SFAS 142”). Under SFAS 142, goodwill is no longer amortized but is reviewed annually for impairment. The Group assesses the recoverability of goodwill on at least an annual basis, or more frequently if circumstances suggest potential impairment. Recoverability of goodwill is evaluated using a two-step process. The first step involves a comparison of the fair value of a reporting unit with its carrying value. If the carrying value of the reporting unit exceeds its fair value, the second step of the process involves a comparison of the fair value and carrying value of the goodwill of that reporting unit. If the carrying value of the goodwill of a reporting unit exceeds the fair value of that goodwill, an impairment loss is recognized in an amount equal to the excess. Under SFAS 142, a reporting unit is defined as an operating segment or one level below an operating segment, referred to

RTM Restaurant Group
May 29, 2005
Notes to Combined Financial Statements (continued)
(In Thousands, Except Share and Per Share Amounts)

2. Summary of Significant Accounting Policies—(continued)

as a component. For purposes of assessing impairment of goodwill, the Group deems each district to be a reporting unit.

The Group performed its annual impairment test during each fiscal year and concluded that no impairment of goodwill existed since the fair value of each of the Group’s reporting units exceeded its carrying value. No events have occurred, nor circumstances changed subsequent to the most recent annual test that would reduce the fair value of the Group’s reporting unit below its carrying value. The Group will continue to test for impairment on an annual basis or more frequently if circumstances suggest potential impairment.

Stock Based Compensation

The Group elected to account for its stock awards and options in accordance with Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation (“SFAS 123”). Based on their terms, the Group’s stock awards and options are accounted for as liability awards. As a result, the Group recognizes compensation expense related to stock awards and options or reverses previously recognized expense as the estimated market value of its common stock changes from year to year. Because the common stock is not publicly traded, there is no ready market from which to determine its value. As a result, the Group has historically obtained an independent valuation to estimate the market value of its common stock. A critical estimate in the valuation is anticipated future cash flows of the business. This estimate is subject to change as a result of many factors including, among other things, changing economic conditions and the competitive environment. During 2005, the estimated fair value was determined based on the terms of an agreement and plan of merger which was executed on May 27, 2005. See Note 19 for further discussion.

Self-Insurance Reserves

The Group records an estimate of the remaining costs to settle incurred self-insured workers’ compensation claims. The Group purchases insurance policies which reimburse the Group in the event of claims over a specified amount. The estimate considers factors which may impact the ultimate cost of claims which include: the frequency and severity of historical claims, as well as changes in the business environment, benefit levels, health care costs and regulatory environment. The estimate also considers the impact of insurance which may reduce the overall cost of a given claim to the Group. In addition, at the balance sheet date, there may be incurred claims that have not been reported; accordingly, the Group may not be aware of them. An estimate of these incurred but not reported claims has been included in the reserve. The Group has provided letters of credit to various states, municipalities and insurance companies as collateral for certain of its liabilities attributable to workers’ compensation.

Income Taxes

The Group is comprised of five companies (and their subsidiaries). Two of the companies are limited liability companies; accordingly, the tax attributes from the activities of those companies flow directly to the members of the limited liability companies. Thus, no tax provision, tax receivables or payables, or deferred tax assets or liabilities are reflected in the accompanying Combined Financial Statements related to these companies. Three companies are C Corporations; accordingly, the tax attributes from the activities of those companies are reflected in the accompanying Combined Financial Statements. Thus, tax provisions, tax receivables or payables, and deferred tax assets or liabilities arising from differences between the financial statement and tax basis of the assets and liabilities are reflected in the accompanying Combined Financial Statements related to these companies. Deferred taxes are provided

RTM Restaurant Group
May 29, 2005
Notes to Combined Financial Statements (continued)
(In Thousands, Except Share and Per Share Amounts)

2. Summary of Significant Accounting Policies—(continued)

using currently enacted tax rates and regulation. A valuation allowance is provided for deferred tax assets for which realization is not deemed more likely than not.

Revenue Recognition

Revenues from the sale of food and beverages are recognized at the time the products are sold, and the cash is collected from the customer.

Advertising Expense

Advertising costs are expensed as incurred. The Group charges advertising costs, including contributions made to advertising cooperatives, to expense ratably in relation to revenues over the year in which incurred. Advertising expense for continuing operations totaled $49,678 and $49,355 during 2004 and 2005, respectively.

Fair Value of Financial Instruments

The Group uses financial instruments in the normal course of its business. The carrying value approximates fair value for financial instruments that are short-term in nature, such as cash, accounts receivable and accounts payable. The Group estimates that the carrying values of the Group’s long-term debt and notes receivable approximate fair value based on current rates offered to and by the Group for debt and notes of the same remaining maturities. It is not practicable to assess the fair value of affiliate receivables because the timing of receipts is not fixed.

Gains and Losses on Restaurant Sales

From time to time to optimize its store locations, the Group sells the assets of certain of its restaurants. The Group defers gains on unit sales when it has continuing involvement in the assets sold. Deferred gains are recognized over the remaining term of the continuing involvement. The Group also defers gains to the extent of proceeds in the form of notes receivable when the purchaser is thinly capitalized and highly leveraged. These deferred gains are recognized as the cash is received or continuing involvement ceases and collectibility is reasonably assured. Losses are recognized immediately. The computation of gains or losses also includes an allocation of goodwill if the underlying unit was acquired through a transaction accounted for by the purchase method.

Reclassifications

Certain prior year amounts have been reclassified to conform with the current year presentation.

Recently Issued Accounting Pronouncements

In December 2003, the Financial Accounting Standards Board (“FASB”) issued the Revised Interpretation No. 46, Consolidation of Variable Interest Entities (“FIN 46R”). The revised Interpretation requires that a variable interest entity (“VIE”) be consolidated by a company if that company is subject to a majority of the risk of loss from the VIE’s activities or entitled to receive a majority of the VIE’s residual returns or both. The consolidation provisions of FIN 46R immediately apply to VIEs created after January 1, 2004 or interests in VIEs obtained after that date. The Group did not create or acquire any VIEs after January 1, 2004. For interests in VIEs obtained prior to January 1,

RTM Restaurant Group
May 29, 2005
Notes to Combined Financial Statements (continued)
(In Thousands, Except Share and Per Share Amounts)

2. Summary of Significant Accounting Policies—(continued)

2004, the consolidation provisions of FIN 46R become effective for the Group in its fiscal year ending May 28, 2006.

Although the Group has not adopted FIN 46R, and its provisions have not been applied in the accompanying Combined Financial Statements, the Group has determined that, as of May 29, 2005, it has four VIEs that it would consolidate upon application of FIN 46R: Winners International Restaurants, Inc., Mrs. Winners, L.P. and Winners Partners (collectively “Winners”) and RTM Future Associates. These entities are under common control with the Group. Subsequent to the Triarc Transaction, the Group holds no variable interests in the entities.

Additionally, the Group has determined that it holds variable interests in the form of notes receivable from entities that purchased restaurants from the Group subsequent to January 1, 2004. As more fully described in Note 4, in April and September of 2004, the Group sold restaurants to unrelated third parties for cash and notes receivable. The buyers are variable interest entities; however, the Group is not considered the primary beneficiary and, therefore, has not consolidated the entities. The Group’s outstanding notes receivable balances exposed to loss as a result of its involvement in these variable interest entities totaled approximately $2,000 as of May 29, 2005.

The Group may hold variable interests in the form of notes receivable from entities that purchased restaurants from the Group prior to January 1, 2004. The Group has not yet determined whether any of such entities are VIEs or whether the Group will be required to consolidate any of them beginning in fiscal year 2006.

In December 2004, the FASB issued a revision to Statement of Financial Accounting Standards No. 123, Share Based Payment (“SFAS 123R”). The revision requires all entities to recognize compensation expense in an amount equal to the fair value of share-based payments granted to employees. SFAS 123R eliminates the alternative method of accounting for employee share-based payments previously available under APB 25. The Statement will become effective for the Group in its fiscal year ending May 27, 2007. The Group believes adoption of SFAS 123R will not have a significant effect on its Combined Financial Statements.

In May 2003, the FASB issued Statement of Financial Accounting Standards No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity (“SFAS 150”). Once adopted, SFAS 150 will require that the Group’s redeemable common stock be classified as a liability and measured at fair value. The effective date of SFAS 150 for nonpublic companies has been deferred indefinitely. All of the Group’s redeemable common stock was acquired in the Triarc Transaction. For additional information about the Triarc Transaction, see Note 19.

In March 2005, the FASB issued Statement of FASB Interpretation No. 47, Accounting for Conditional Asset Retirement Obligations (“FIN 47”). This interpretation clarifies the term “conditional asset retirement obligation” as used in Statement of Financial Accounting Standards No. 143 (“SFAS 143”) and requires an entity to recognize a liability for the fair value of a conditional asset retirement obligation when incurred if the amount can be reasonably estimated. FIN 47 also clarifies the type of information that would be sufficient to reasonably estimate the fair value of a conditional asset retirement obligation. The Interpretation will become effective for the Group in its fiscal year ending May 28, 2006. The Group believes adoption of FIN 47 will not have a material effect on the Group’s Combined Financial Statements.

RTM Restaurant Group
May 29, 2005
Notes to Combined Financial Statements (continued)
(In Thousands, Except Share and Per Share Amounts)

3. Significant Risks and Uncertainties

Nature of Operations

The Group operates solely in the restaurant business through its Arby’s® quick service restaurants specializing in slow-roasted roast beef sandwiches. Arby’s restaurants also offer an extensive menu of chicken, turkey and ham sandwiches, side dishes and salads including Arby’s Market Fresh® sandwiches. The Group’s restaurants are located in 22 states throughout the United States. Information concerning the number of the Group’s Arby’s restaurants is as follows:

	(unaudited)
	May 30, 2004	May 29, 2005
Open at beginning of year	788	772
Openings and acquisitions	29	25
Transfers	(38)	(10)
Closings	(7)	(13)

Open at the end of the year	772	774

Weighted average number in operation	780	771

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

The Group’s significant estimates which are susceptible to change in the near term relate to tax matters, RTMRG valuation estimates related to stock based compensation, self-insurance reserves, impairment of goodwill and long-lived assets and gains and losses related to the disposition of restaurants. The Group evaluates those estimates and assumptions on an ongoing basis utilizing historical experience and various other factors which the Group believes are reasonable under the circumstances.

Certain Risk Concentrations

The Group does not have a single significant customer. However, the Group’s restaurant business could be adversely affected by changing consumer preferences resulting from concerns over nutritional or safety aspects of beef, poultry, french fries or other foods or the effects of food-borne illnesses. The Group believes that its vulnerability to risk concentrations related to vendors and sources of its raw materials is not significant, although increases in the cost of beef during 2004 due to market-wide supply and demand factors adversely affected profit margins of the Group’s restaurants in 2004 and 2005. The Group also believes that its vulnerability to risk concentrations related to geographical concentration is mitigated since the Group generally operates throughout the United States and has no foreign exposure.

4. Discontinued Operations

Phoenix Restaurants

On April 19, 2004, the Group sold all of its Arby’s restaurants in the Phoenix, AZ district (the “Phoenix District”) to an unrelated third party for net proceeds of $15,950, including cash and a note receivable

RTM Restaurant Group
May 29, 2005
Notes to Combined Financial Statements (continued)
(In Thousands, Except Share and Per Share Amounts)

4. Discontinued Operations (continued)

for $2,000 payable monthly over 10 years. The gain of $10,874 ($8,948 net of taxes) resulting from this transaction was recorded in the fourth quarter of fiscal year 2004 in discontinued operations. Goodwill of $1,167 related to the Phoenix District was retired in connection with the sale.

As of the date of the transaction, the Phoenix District’s assets and liabilities were recorded at a net carrying value of approximately $5,076.

The Phoenix District’s revenues were $29,070, and income before income taxes was $1,391, excluding gain on sale, in 2004, and are included in income from discontinued operations, net of income tax provision in the accompanying Combined Statements of Operations.

Georgia and Indiana Restaurants

On September 13, 2004, the Group sold the operations of four of its Georgia restaurants to a former stockholder for net proceeds of $3,513, including cash, a note receivable for $832, and receipt of the shareholder’s stock totaling $108. On September 27, 2004, the Group sold the operations of 6 of its restaurants in Indiana to a former stockholder for net proceeds of $3,675, including cash and receipt of the shareholder’s stock totaling $1,590. The Group recognized gains aggregating $5,693 ($3,644 net of tax) resulting from these transactions. These gains are recorded in Income from discontinued operations, net of income taxes on the accompanying Combined Statements of Operations. As of May 29, 2005, $775 of gain was deferred. The deferred gain will be recognized as collections are made on a note receivable from the buyer.

As of the date of the transactions, the assets and liabilities disposed of related to these ten restaurants were recorded at a net carrying value of approximately $720. As of May 30, 2004, the net carrying value of such assets and liabilities was $602.

The results of operations of these restaurants have been included in Income from discontinued operations, net of income taxes on the accompanying Combined Statements of Operations. Revenues related to these restaurants were $10,746 and $3,712 and income before income taxes, exclusive of the gains on sale, was $1,574 and $554 in 2004 and 2005, respectively.

5. Acquisitions

During 2004 and 2005, the Group acquired several businesses that operated Arby’s restaurants. Each of these acquisitions was accounted for as a purchase, and their results of operations are included beginning at the date of acquisition.

Additionally, during the year ended May 29, 2005, the Group reacquired two restaurants sold to TLSE, LLC (“TLSE”) during 1999. The restaurants were reacquired for $2,250, including cash, the exchange of a note receivable, issuance of a note and the assumption of certain liabilities. At the date of the initial sale of the restaurants to TLSE, the Group took a note and guaranteed TLSE’s third-party debt. As a result, this transaction was not accounted for as a sale. As of the reacquisition date, the Group recorded a deferred credit of $1,750 related to the transaction. Such deferred credit was applied as a reduction of the acquisition cost allocated to the net assets acquired.

RTM Restaurant Group
May 29, 2005
Notes to Combined Financial Statements (continued)
(In Thousands, Except Share and Per Share Amounts)

5. Acquisitions (continued)

The following summarizes the allocation of the aggregate purchase price of the Group’s acquisitions:

	May 30, 2004	May 29, 2005
Assets:
Property and equipment	$165	$250
Goodwill	195	2,934
Other net assets acquired	5	316

Aggregate purchase price	$365	$3,500

6. Notes Receivable

Notes receivable consist of the following:

	May 30, 2004	May 29, 2005
Sales of restaurants:
7% note receivable, due in monthly installments of $71 including interest beginning 2006	$4,187	$4,187
10% note receivable, due in monthly installments of $12 including interest through 2017	1,071	1,028
7.4% note receivable, due in monthly installments of $24 including interest through 2014	2,000	1,484
Other notes receivable with varying interest rates	1,592	2,102
Less deferred gains	(4,619)	(5,393)

	4,231	3,408
Less current portion	189	421

	$4,042	$2,987

The notes described above resulting from the sales of restaurants are collateralized by the restaurants and by assignment of the license and franchise rights related to the restaurants or are guaranteed by the owner of the purchaser.

7. Property and Equipment and Capital Leases

Property and equipment and capital leases, at cost, consist of the following:

	May 30, 2004	May 29, 2005
Property and equipment:
Buildings	$156,064	$155,035
Leasehold improvements	36,032	39,143
Equipment and automobiles	129,678	131,296
Construction in progress	5,249	5,075
Less accumulated depreciation	(148,462)	(156,972)

	$178,561	$173,577

Capital leases:
Buildings	$38,594	$42,319
Equipment	19,398	21,451
Less accumulated amortization	(14,486)	(18,591)

	$43,506	$45,179

RTM Restaurant Group
May 29, 2005
Notes to Combined Financial Statements (continued)
(In Thousands, Except Share and Per Share Amounts)

7. Property and Equipment and Capital Leases (continued)

The Group incurred depreciation expense from continuing operations of $19,638 and $20,745 in 2004 and 2005, respectively, and amortization expense from continuing operations (including amortization of intangible assets) of $5,288 and $6,621 in 2004 and 2005, respectively.

Real Estate Investment Joint Venture

The Group has approximately a 50% interest in a joint venture with a third party whose purpose is to acquire, develop, construct, finance, lease and dispose of restaurant properties. The Group is involved in securing the land and constructing the buildings and enters into a lease with the joint venture for the restaurant properties. The joint venture then sells the land and building to a third party, subject to the lease. In accordance with the operating agreement, distributable cash flows are disbursed to the members of the joint venture. Gains are deferred and are amortized over the term of the lease for capital leases.

In accordance with Emerging Issues Task Force Issue No. 97-10, The Effect of Lessee Involvement in Asset Construction, and Statement of Financial Accounting Standards No. 98, Accounting for Leases, the Group is considered the owner of the property for accounting purposes while the property is held by the joint venture. In addition, the purchase of properties by the joint venture in connection with an acquisition by the Group in 2001 and the concurrent lease of such properties by the Group have been accounted for as a financing transaction. Accordingly, the land and building, along with the related financing obligations, are recorded in the accompanying Combined Financial Statements.

The amounts reported in the Combined Balance Sheets related to all of the properties subject to such leases are as follows:

	May 30, 2004	May 29, 2005
Land, property and capital leases	$41,431	$43,600
Financing obligations	20,984	20,847
Capital lease obligations	22,716	25,877

The joint venture arrangement was dissolved on July 5, 2005 after the sale of the remaining properties and the final distribution of proceeds.

8. Other Intangible Assets

Other intangible assets consist of the following:

	May 30, 2004			May 29, 2005
	Gross Asset	Accumulated Amortization	Net Book Value	Gross Asset	Accumulated Amortization	Net Book Value
License fees	$11,729	$(3,592)	$8,137	$11,802	$(3,570)	$8,232
Favorable licenses	12,251	(5,992)	6,259	11,953	(6,008)	5,945
Favorable leases	7,266	(2,920)	4,346	6,828	(2,897)	3,931
Non-compete agreement	570	(134)	436	—	—	—

	$31,816	$(12,638)	$19,178	$30,583	$(12,475)	$18,108

As of May 29, 2005, the estimated aggregate amortization expense related to other intangible assets for the next five fiscal years is as follows: 2006—$880; 2007—$857; 2008—$838; 2009—$818 and 2010—$798. The weighted average useful life of the licenses and favorable leases is 33 and 9 years, respectively.

RTM Restaurant Group
May 29, 2005
Notes to Combined Financial Statements (continued)
(In Thousands, Except Share and Per Share Amounts)

9. Other Assets

Other assets consist of the following:

	May 30, 2004	May 29, 2005
Receivables from split-dollar life insurance contract policy owners	$3,043	$2,764
Market development agreement deposit	1,726	1,440
Cash surrender value of life insurance policies	1,329	1,415
Financing commitment fees	1,210	1,026
Lease acquisition costs	979	876
Refundable deposits	724	508
Other	6	93

	$9,017	$8,122

The receivables from split-dollar life insurance contracts are collateralized by the cash surrender value of the life insurance policies.

10. Debt

Long-term debt consists of:

	May 30, 2004	May 29, 2005
Installment notes payable to financial institutions and commercial lenders through 2024 at varying interest rates up to 14.2%	$206,379	$177,206
Stock repurchase notes payable through 2024 with interest at 5.31% to 7.74%	12,445	12,380
Notes to shareholders, payable through 2013 at interest rates ranging from 4.3% to 10%	581	2,306

	219,405	191,892
Less current portion	29,112	25,150

	$190,293	$166,742

The Group has two revolving line-of-credit agreements. As of May 29, 2005, one agreement allowed for borrowings up to $25,000 through December 15, 2005. This agreement bears interest at the prime rate (4.00% at May 30, 2004 and 6.00% at May 29, 2005). This agreement is secured by assets having a net book value of $1,168 as of May 30, 2004 and $6,399 as of May 29, 2005. The Group must pay a quarterly fee of 0.375% on unused amounts and up to $6,600 of this line can be used for letters of credit. The second agreement allows for borrowings of up to $15,000 with interest based on the rate of 30-day commercial paper (1.00% at May 30, 2004 and 2.98% at May 29, 2005) plus 2.65%. This agreement expires November 30, 2005 and is secured by assets having a net book value of $767 as of May 29, 2005. There were no outstanding balances under the line-of-credit agreements as of May 30, 2004. As of May 29, 2005, there was an outstanding balance of $8,991 which is included in short-term borrowings in the accompanying Combined Balance Sheet.

The Group incurred interest expense of $35,664 and $38,218 and the Group also recorded interest income of $501 and $434 in 2004 and 2005, respectively. The Group capitalized $878 and $379 of interest expense in 2004 and 2005, respectively. The total net interest expense from continuing operations in 2004 and 2005 was $34,285 and $37,405, respectively.

RTM Restaurant Group
May 29, 2005
Notes to Combined Financial Statements (continued)
(In Thousands, Except Share and Per Share Amounts)

10. Debt (continued)

The Group has pledged certain receivables, land, buildings and equipment, leases and license agreements as collateral for the above notes. Certain notes include financial covenants, of which the most significant are minimum requirements of cash flow, debt-to-equity ratios and net worth. At May 29, 2005, the Group was not in compliance with certain financial covenants. The Group obtained waivers through at least May 31, 2005 from each financial institution to which these covenants apply. The violations were cured when all of the Group’s debt was retired in connection with the Triarc Transaction. See Note 19. Certain of the notes also include other customary provisions including subjective acceleration clauses for material adverse changes. The Group evaluated the likelihood of acceleration of debt under these clauses as remote.

In connection with the Triarc Transaction, all of the Group’s debt was retired, along with the debt of Winners guaranteed by the Group. Prepayment penalties were incurred of approximately $16,000, including approximately $2,500 for the debt guaranteed by the Group.

11. Net Capital Deficiency and Redeemable Common Stock

The Group is comprised of RTMRG, and its subsidiaries, along with two limited liability companies. RTMRG has 100,000,000 shares of common stock issued with no par value and has 94,469,393 and 92,862,239 shares outstanding as of May 30, 2004 and May 29, 2005, respectively. As of May 30, 2004 and May 29, 2005, 5,530,607 and 7,137,761 shares, respectively, were held in treasury resulting from repurchases of stock.

RTMRG has stock repurchase agreements with all of its shareholders, except the largest shareholder (see Note 17), requiring the repurchase of RTMRG’s stock when the shareholder is no longer employed by the Group. The redemption value of the common stock is based on appraised value and is payable over periods up to 20 years. At May 29, 2005, the redemption value of such stock was $194,549. All of the Group’s redeemable common stock was acquired in the Triarc Transaction.

12. Stock Option Plan

RTMRG awards stock options to certain of its key executives. The stock option agreements contain certain provisions that require them to be accounted for as liability awards under SFAS 123. Accordingly, RTMRG recognizes compensation expense as the value of the common stock changes from year to year.

The Group recognized compensation expense associated with stock options of $500 and $2,932 in 2004 and 2005, respectively.

A summary of stock option activity and related information is as follows:

	2004		2005
	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price
Outstanding at beginning of the year	4,411,422	$1.76	5,911,422	$2.16
Forfeited	—	—	(1,000,000)	3.24
Granted	2,500,000	3.30	—	—
Exercised	(1,000,000)	3.24	—	—

Outstanding at end of the year	5,911,422	2.16	4,911,422	1.94
Exercisable at end of year	2,364,569	2.14	2,480,187	1.67

RTM Restaurant Group
May 29, 2005
Notes to Combined Financial Statements (continued)
(In Thousands, Except Share and Per Share Amounts)

12. Stock Option Plan (continued)

The exercise prices of the options range from $1.03 to $3.56 per share and the options vest over periods up to five years. The options do not have stated expiration dates. On July 25, 2005, the date of the Triarc Transaction, approximately 31% of the Group’s options were settled in cash while the remaining 69% were converted to Triarc options. For additional information about the Triarc Transaction, see Note 19.

13. Stock Awards

Prior to May 26, 2002, the Group sold stock to employees in exchange for notes receivable. The stock was guaranteed to appreciate at 10% per year until vested at the later of 5 years or the date the note receivable, with interest accruing at 10% per year, was fully collected. Since the employee did not assume the risks and rewards of stock ownership, these stock awards are accounted for as stock appreciation rights. Accordingly, the Group records compensation expense or reversal of expense on changes in the estimated market value of such stock until the shares are fully vested and are “mature” (six months after the shares are fully vested). At such time, the resulting liability is credited to additional paid-in capital.

Compensation expense (reversal of expense) recorded for these stock awards was ($553) and $4,065 in 2004 and 2005, respectively.

Nonvested stock awards outstanding aggregated 9,601,190 shares at May 30, 2004 and May 29, 2005. All outstanding shares were purchased in connection with the Triarc Transaction described in Note 19.

The notes receivable for stock purchases are recorded in net capital deficiency.

14. Leases

The Group leases offices, restaurants, and equipment under various agreements through 2030. Substantially all of the restaurant leases have initial lease terms of 15 to 20 years with two to three renewal options of five years. Many of the restaurant leases have rents that escalate over the base lease term and some contain provisions for additional rent based on a percentage of gross sales. Certain leases of restaurants in sale-leaseback transactions in which the Group has continuing involvement in the property sold in the form of a repurchase or purchase option or renewal options at other than fair market value at the renewal date are accounted for as financing obligations. Certain leases of restaurants under lease agreements with certain non-performance related default covenants are accounted for as capital leases. Certain leases of restaurant equipment are also accounted for as capital leases.

Minimum and contingent rentals, net of sublease rental income, that comprise rental expense for continuing operations are as follows:

	May 30, 2004	May 29, 2005
Minimum rentals	$40,051	$39,588
Contingent rentals	2,126	2,260

Total rent expense	$42,177	$41,848

RTM Restaurant Group
May 29, 2005
Notes to Combined Financial Statements (continued)
(In Thousands, Except Share and Per Share Amounts)

14. Leases (continued)

As of May 29, 2005, future minimum rental commitments under noncancelable leases are as follows:

	Capital Leases	Financing Obligations	Operating Losses
2006	$8,367	$13,679	$44,901
2007	7,344	13,862	40,801
2008	6,459	14,002	36,890
2009	5,870	14,163	33,526
2010	5,023	14,354	28,954
2011 and thereafter	60,023	158,824	219,255

Total minimum lease payments	93,086	228,884	$404,327

Residual value at the end of lease term		89,968
Less amount representing interest	43,040	191,397

Capital lease and financing obligations	50,046	127,455
Less current portion	4,065	207

Noncurrent portion	$45,981	$127,248

The Group leases and subleases restaurants and office facilities to third parties under various operating lease agreements through 2030 with renewal options. As of May 29, 2005, future minimum rentals due under noncancelable tenant and subtenant leases are as follows:

2006	$9,773
2007	8,875
2008	7,962
2009	7,301
2010	6,253
2011 and thereafter	41,453

Total minimum lease payments	$81,617

15. Income Taxes

The components of the combined provision for income taxes for the Group are as follows:

	Year Ended
	May 30, 2004	May 29, 2005
Current expense:
Federal	$1,714	$4,642
State	1,250	1,420

	2,964	6,062
Deferred expense (benefit):
Federal	(77)	(264)
State	495	(193)

	418	(457)

Total income tax expense	$3,382	$5,605

RTM Restaurant Group
May 29, 2005
Notes to Combined Financial Statements (continued)
(In Thousands, Except Share and Per Share Amounts)

15. Income Taxes (continued)

The combined provision for income taxes differs from the amount of income tax determined by applying the applicable U.S. statutory income tax rate to pretax income as a result of the following differences:

	Year Ended
	May 30, 2004	May 29, 2005
Income tax expense at the statutory rate	$5,451	$4,684
State income taxes, net of federal income tax benefit	1,122	728
Valuation allowance	210	225
Employment tax credits	(503)	(601)
Stock compensation expense (income)	(271)	2,124
(Income) loss of nontaxable entities	(3,119)	(3,174)
Other, net	492	1,619

	$3,382	$5,605

A reconciliation of income taxes from continuing operations to total income tax expense follows:

	Year Ended
	May 30, 2004	May 29, 2005
Income tax expense from continuing operations	$795	$3,356
Income tax expense from discontinued operations	2,587	2,249

Total income tax expense	$3,382	$5,605

Significant components of deferred tax assets and liabilities are as follows:

	May 30, 2004	May 29, 2005
Deferred tax assets:

Financing and capital lease obligations	$5,597	$5,392
State net operating loss carryforwards	2,478	2,703
Stock option expense	2,437	3,195
Insurance accruals	1,750	2,457
Straight-line rent accrual	2,007	3,782
Other currently nondeductible accruals	470	286
Tax over book interest income	366	442
Other	796	533

Gross deferred tax assets	15,901	18,790
Less valuation allowance	2,478	2,703

Net deferred tax asset	13,423	16,087
Deferred tax liabilities:
Depreciation and amortization	(17,825)	(20,835)
Installment sales	(1,595)	(773)
Other	(283)	(302)

Gross deferred tax liability	(19,703)	(21,910)

Net deferred tax liability	$(6,280)	$(5,823)

RTM Restaurant Group
May 29, 2005
Notes to Combined Financial Statements (continued)
(In Thousands, Except Share and Per Share Amounts)

15. Income Taxes (continued)

As of May 29, 2005, the Group had approximately $63,000 of state operating loss available for carryforward, which may be used to offset future state taxable income, and which begin expiring in 2006. Because state tax returns are generally filed on a separate return basis, the Group is not able to offset combined income with the subsidiaries’ losses. A valuation allowance has been provided for the state loss carryforwards as cumulative losses create uncertainty about the realization of the tax benefits in future years.

Net income would have been $9,072 and $4,070, and provision for income taxes would have been $6,501 and $9,313 in 2004 and 2005, respectively, if the non-taxable entities had been subject to tax at the statutory federal income tax rate.

16. Employee Benefit Plans

The Group maintains a defined contribution 401(k) plan covering substantially all employees of the Group and other affiliates who have met certain service and age requirements. The provisions of the plan allow employees to contribute up to 15% of gross earnings. The Group matches 25% of the first 4% of gross earnings contributed by employees. The Group’s matching contributions totaled $242 and $247 in 2004 and 2005, respectively.

17. Related Party Transactions

As of May 29, 2005, the Group is affiliated through common ownership with Winners, Lee’s Famous Recipe, Inc. and subsidiaries (“Lee’s”), Marketing Events Partners, Inc. (“MVP”), RTM Future Associates (“RTMFA”), RTM Foundation and Crown Restaurants, Inc.

As of May 30, 2004 and May 29, 2005, receivables from and cash advances to Winners aggregated $54,036 and $59,809, respectively. These receivables are classified in Net capital deficiency in the accompanying Combined Balance Sheets. The Group recognized interest income related to such receivables and cash advances of $48 and $58 in 2004 and 2005, respectively. The Group received $12 in each of the years 2004 and 2005 from Winners for management fees. The Group paid $115 and $99 in 2004 and 2005, respectively, to Winners for royalties and advertising. As of May 29, 2005, the Group has guaranteed $19,455 of Winners’ debt and $16,621 of Winners’ leases.

On October 14, 2004, RTM Family Restaurants, LLC (“RTMFR”) merged into the Group. Since RTMFR was under common control with the Group, the merger was accounted for on a basis equivalent to a pooling of interests, and the carrying values of RTMFR’s assets and liabilities and the results of its operations were combined with those of the Group for all periods presented. This merger did not have a significant impact on the Group’s Combined Financial Statements.

As of May 30, 2004, the Group had an unsecured advance due from Lee’s of $4,230. During 2005, $3,435 of such advances were forgiven, and the remainder was repaid with a note receivable from Winners International. This advance is classified in net capital deficiency in the accompanying Combined Balance Sheets. Interest income of $265 related to cash advances to Lee’s was recognized in 2003 and reversed during 2004 because it was determined that the interest would not be collected. As of May 29, 2005, the Group had guaranteed restaurant leases totaling $9,530 previously operated by Lee’s.

The Group has transactions with non-combined affiliates on a daily basis that are typically settled monthly and are included in other receivables and accounts payable. As of May 30, 2004 and May 29, 2005, the total of non-combined affiliate balances included in other receivables was $1,020 and $17, respectively, and the total of non-combined affiliate balances included in accounts payable was $6 and $1,097, respectively.

RTM Restaurant Group
May 29, 2005
Notes to Combined Financial Statements (continued)
(In Thousands, Except Share and Per Share Amounts)

17. Related Party Transactions (continued)

The Group shares certain common management and employees with Marketing Event Partners (“MVP”). MVP manages golf tournaments and related charitable events and provides special event and meeting planning services. As of May 30, 2004 and May 29, 2005, the Group advanced $390 and $640, respectively, to MVP, and recognized interest on these advances of $11 and $18 in 2004 and 2005, respectively. In addition, employees of MVP are paid by, and have their benefits administered by, the Group which in turn is reimbursed by MVP for these expenses quarterly. The Group paid MVP consulting fees for planning services of $440 and $240 in 2004 and 2005, respectively.

The Group contributed $560 and $440 in 2004 and 2005, respectively, to the RTM Foundation. The RTM Foundation was created to provide aid and support to other nonprofit organizations.

The Group advanced $723 to certain shareholders as of May 30, 2004. As of May 29, 2005, such advances totaled $761 and were classified as reductions to notes payable due from these same shareholders.

RTMFA is an affiliated entity established to purchase the stock controlled by the largest shareholder and certain of his family members (“the family members”) in the event of his death. This redemption agreement is collateralized by a group of life insurance policies owned by RTMFA. In the event the life insurance proceeds are less than the appraised value of the shares, RTMRG will acquire the remaining shares in exchange for promissory notes. At May 29, 2005, the redemption value of such shareholder’s stock was $154,383, and the face amount of the policies totaled $71,000.

While the largest shareholder is not subject to the RTMRG stock repurchase agreements discussed in Note 11, the family members are. Therefore, the redemption value of the family members’ shares is included in the redemption value of common stock subject to repurchase agreements, as disclosed in Note 11, as well as the disclosure in this Note. The family members’ shares would be repurchased under either, but not both, of these stock repurchase agreements.

The premiums on the policies held by RTMFA are paid by RTMRG on behalf of RTMFA. The premiums are to be reimbursed from future death benefits. At termination of the agreement prior to the death of the shareholder, the premiums would be repaid to the extent of cash surrender value plus loans against cash surrender value. The agreement is terminated if RTMRG becomes a public company or a subsidiary of a public company. Since RTMFA is under common control with the Group, the premiums paid in excess of cash surrender value of ($79) in 2004 and $47 in 2005, have been accounted for as an equity transaction in the accompanying Combined Financial Statements. The accumulated balances of premiums paid in excess of cash surrender value on RTMFA policies were $5,114 and $5,161 at May 30, 2004 and May 29, 2005, respectively, and have been classified in Net capital deficiency in the accompanying Combined Balance Sheets.

As of May 30, 2004 and May 29, 2005, the Group had advances to RTMFA totaling $1,615 and $1,984, respectively. Such advances are classified in Net capital deficiency in the accompanying Combined Balance Sheets.

The Group had receivables from split-dollar life insurance contract policy owners, who are shareholders, in excess of cash surrender value of $1,375 and $2,024 at May 30, 2004 and May 29, 2005, respectively. Such advances are classified in Net capital deficiency in the accompanying Combined Balance Sheets.

18. Commitments and Contingent Liabilities

Pending court approval, the Group has reached a settlement with a third party regarding the accessibility of the Group’s restaurants to individuals in accordance with the Americans with Disabilities

RTM Restaurant Group
May 29, 2005
Notes to Combined Financial Statements (continued)
(In Thousands, Except Share and Per Share Amounts)

18. Commitments and Contingent Liabilities (continued)

Act. The Group estimates it will make capital expenditures and pay related fees aggregating approximately $9,000 over the next 8 years to meet the requirements of the settlement.

Standby letters of credit primarily relate to workers’ compensation insurance and are issued to provide collateral to insurance companies, states or municipalities. In the event the Group fails to pay insurance claims, the issuing bank may be asked to release some or all of this collateral to the insurance company, state or municipality. As of May 29, 2005, such standby letters of credit totaled $5,800.

As of May 29, 2005, the Group had guaranteed leases of $7,072 related to Arby’s restaurants previously operated by the Group.

19. Subsequent Events

Acquisition of RTM Restaurant Group

On July 25, 2005, Triarc completed transactions acquiring substantially all of the net assets of the Group and resulting in the merger of the Group and Arby’s Restaurant Group Inc. The resulting entity will operate solely in the restaurant business as the franchisor of the Arby’s restaurant system and the owner of the Arby’s restaurant operations of Arby’s Restaurant Group, Inc.

In connection with this transaction, the aggregate purchase price of the Group is currently estimated to be $368,674 consisting of (1) $175,000 in cash, subject to a post-closing adjustment; (2) 9,684,000 shares of Triarc Class B Common Stock, Series 1, issued from treasury with a fair value of $145,265 as of July 25, 2005, based on a closing price of $15.00 per share as of June 2, 2005; (3) $21,817 in repayment of debt, including related accrued interest and prepayment penalties, assumed but not an obligation of the entities included in the acquisition; (4) stock options to purchase 774,000 shares of Triarc’s Class B Common Stock, Series 1, with a fair value of $4,127 as of July 25, 2005, calculated using the Black-Scholes Model, issued in exchange for existing stock options of the Group; and (5) $22,465 in expenses related to the acquisition, of which a portion was paid or accrued by the Group and is expected to be reimbursed by Triarc and is recorded in Reimbursable transaction costs in the accompanying Combined Balance Sheet at May 29, 2005.

(b) Pro Forma Financial Information

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
STATEMENT OF OPERATIONS FOR THE YEAR ENDED JANUARY 1, 2006

      The following unaudited pro forma condensed consolidated statement of operations of the Company for the year ended January 1, 2006 has been derived and condensed from the audited consolidated statement of operations of the Company in the Company's Annual Report on Form 10-K for the fifty-two week fiscal year ended January 1, 2006 (the “Form 10-K”). This statement of operations has been adjusted to reflect both the RTM Acquisition and the related refinancing (the “Debt Refinancing”) of substantially all of the existing indebtedness of the Company's restaurant segment and certain debt of RTM with a substantial portion of the proceeds from borrowings under a credit facility entered into in connection with the RTM Acquisition, both as if they occurred on January 3, 2005.

      The pro forma condensed consolidated statement of operations has been adjusted to include the results of operations of RTM for the period commencing November 15, 2004, the beginning of RTM's third fiscal quarter, through June 6, 2005 (the “2005 RTM Pro Forma Period”), which is the pre-acquisition period most comparable to that of the Company's pre-acquisition period of January 3, 2005 through July 25, 2005 (the “2005 Pre-Acquisition Period”). Thus, the results of operations of RTM are included in the pro forma condensed consolidated statement of operations for fifty-two weeks from the combined pre- and post-acquisition periods. This 2005 RTM Pro Forma Period differs from those reflected in RTM's historical financial statements included above under “(a) Financial Statements of Business Acquired.” A reconciliation of the audited combined statement of operations of RTM for the fiscal year ended May 29, 2005 to the unaudited combined statement of operations of RTM for the 2005 RTM Pro Forma Period is presented under “RTM Statement of Operations for the 2005 RTM Pro Forma Period” in the notes to the unaudited pro forma condensed consolidated statement of operations.

      The pro forma adjustments to the unaudited pro forma condensed consolidated statement of operations are based on the allocation of the purchase price for RTM to the assets acquired and liabilities assumed. The allocation of the price for RTM remains subject to a post-closing purchase price adjustment, if any. The pro forma adjustments are described in the accompanying notes to the pro forma condensed consolidated statement of operations and should be read in conjunction with such statements. The pro forma condensed consolidated statement of operations should also be read in conjunction with (i) the Company's audited consolidated financial statements and management's discussion and analysis of financial condition and results of operations contained in the Form 10-K and (ii) the audited combined financial statements of RTM for the fiscal year ended May 29, 2005 set forth above under “(a) Financial Statements of Business Acquired.” The pro forma condensed consolidated statement of operations does not purport to be indicative of the actual results of operations of the Company had the RTM Acquisition and the Debt Refinancing actually been consummated on January 3, 2005, or of the future results of operations of the Company.

TRIARC COMPANIES, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
STATEMENT OF OPERATIONS
Year Ended January 1, 2006

	As Reported	RTM	Reclassifications, Eliminations and Excluded Items Adjustments		Adjustments for the RTM Acquisition and Debt Refinancing		Pro Forma
	(In Thousands Except Per Share Amounts)
Revenues:
Net sales	$570,846	$434,195	$—		$—		$1,005,041
Royalties and franchise and related fees	91,163	—	(16,133	)(a)	—		74,910
			(120	)(b)
Asset management and related fees	65,325	—	—		—		65,325

	727,334	434,195	(16,253)		—		1,145,276

Costs and expenses:
Cost of sales, excluding depreciation and amortization	417,975	346,431	(16,133	)(a)	(1,943	)(h)	725,228
			(27,088	)(c)	5,986	(i)
Cost of services, excluding depreciation and amortization	24,816	—	—		—		24,816
Advertising and selling	43,472	—	27,088	(c)	—		70,560
General and administrative, excluding depreciation and amortization	205,797	50,641	(967	)(d)	660	(j)	250,708
					(5,423	)(r)
Depreciation and amortization, excluding amortization of deferred financing costs	36,670	16,291	(365	)(b)	396	(k)	52,505
			(396	)(d)
			(91	)(e)
Loss on settlement of unfavorable franchise rights	17,170	—	—		—		17,170
Facilities relocation and corporate restructuring	13,508	—	—		—		13,508

	759,408	413,363	(17,952)		(324)		1,154,495

Operating profit (loss)	(32,074)	20,832	1,699		324		(9,219)
Interest expense	(68,789)	(21,829)	257	(d)	10,355	(o)	(80,422)
			(325	)(f)
			(91	)(e)
Insurance expense related to long-term debt	(2,294)	—	—		2,294	(p)	—
Loss on early extinguishment of debt	(35,809)	—	—		—		(35,809)
Investment income, net	55,336	—	—		(2,455	)(l)	52,881
Gain on sale of unconsolidated businesses	13,068	—	—		—		13,068
Costs related to proposed business acquisition not consummated	(1,376)	—	—		—		(1,376)
Other income, net	5,255	163	(425	)(d)	134	(m)	5,452
			325	(f)

Loss from continuing operations before income taxes and minority interests	(66,683)	(834)	1,440		10,652		(55,425)
Benefit from (provision for) income taxes	16,533	260	(420	)(g)	1,001	(n)	10,145
					(5,060	)(q)
					(2,169	)(r)
Minority interests in income of consolidated subsidiaries	(8,762)	—	—		—		(8,762)

Loss from continuing operations	$(58,912)	$(574)	$1,020		$4,424		$(54,042)

Basic and diluted loss from continuing operations per share of Class A common stock and Class B common stock (s)	$(.84)						$(.72)

NOTES TO UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED STATEMENT OF OPERATIONS

RTM Statement of Operations for the 2005 RTM Pro Forma Period

      A reconciliation of the audited combined statement of operations of RTM for the fifty-two week fiscal year ended May 29, 2005 to the unaudited combined statement of operations of RTM for the 2005 RTM Pro Forma Period set forth in the accompanying unaudited pro forma condensed consolidated statement of operations for the year ended January 1, 2006 is as follows (in thousands):

	Year Ended May 29, 2005	Less 24 Weeks Ended November 14, 2004	Add May 30, 2005 through June 6, 2005	2005 RTM Pro Forma Period
Revenues:
Net sales	$791,960	$375,596	$17,831	$434,195

Costs and expenses:
Cost of sales, excluding depreciation and amortization	634,450	302,201	14,182	346,431
General and administrative, excluding depreciation and amortization	86,045	37,099	1,695	50,641
Depreciation and amortization	27,366	11,602	527	16,291

	747,861	350,902	16,404	413,363

Operating profit	44,099	24,694	1,427	20,832
Interest expense, net	(37,405)	(16,406)	(830)	(21,829)
Other income (loss), net	442	251	(28)	163

Income (loss) from continuing operations before income taxes	7,136	8,539	569	(834)
(Provision for) benefit from income taxes	(3,356)	(3,816)	(200)	260

Income (loss) from continuing operations	$3,780	$4,723	$369	$(574)

Reclassifications, Eliminations and Excluded Items Adjustments

(a)	To eliminate in consolidation royalties from RTM to the Company.

(b)	To eliminate in consolidation franchise fees from RTM to the Company. These amounts differ since the Company recognizes franchise fees in revenue as restaurants open and RTM capitalizes franchise fees paid and amortizes them to expense over the useful life of the franchise agreement.

(c)	To reclassify RTM's advertising and selling expenses from “Cost of sales, excluding depreciation and amortization,” to “Advertising and selling” to conform with the Company's classification.

(d)	To exclude the effect on results of operations relating to assets and liabilities and costs and expenses of RTM not acquired by the Company in the RTM Acquisition.

(e)	To reclassify RTM's amortization of deferred financing costs from “Depreciation and amortization, excluding amortization of deferred financing costs” to “Interest expense” to conform with the Company's classification.

(f)	To reclassify RTM's interest income from “Interest expense” to “Other income, net” to conform with the Company's classification.

(g)	To reflect the income tax provision on the net effect of entries (b) and (d) above.

Pro Forma Adjustments for the RTM Acquisition

(h)	To adjust rent expense for the amortization of unfavorable lease liabilities assumed in the RTM Acquisition.

NOTES TO UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED STATEMENT OF OPERATIONS (continued)

(i)	To adjust rent expense to account for the land portion of RTM's sale-leaseback transactions involving land leased without a purchase option as operating leases instead of capitalized sale-leaseback obligations to conform with the Company's accounting policy.

(j)	To adjust compensation expense over the remaining vesting period for the amortization of unearned compensation relating to the nonvested portion of stock options to purchase 774,000 Class B common shares of Triarc issued in connection with the RTM Acquisition. The vested portion of such stock options has been included as a component of the purchase price for RTM.

(k)	To adjust “Depreciation and amortization, excluding amortization of deferred financing costs” as follows (in thousands):
Record depreciation and amortization on the properties acquired in the RTM Acquisition over useful lives ranging from 5 to 17 years	$13,810
Record amortization on the identifiable intangible assets acquired in the RTM Acquisition, all of which were determined to have finite lives, over useful lives ranging from 2 to 20 years	2,025
Reverse RTM's reported depreciation and amortization, as adjusted by entries (b), (d) and (e) above	(15,439)

$396

(l)	To reverse interest income on the $124,831,000 of existing cash and cash equivalents, including $30,573,000 of previously restricted cash equivalents, used by the Company to partially fund the cash portion of the purchase price for RTM. The interest income was computed using the Company's average rate on its interest-bearing investments of 3.5% per annum for the 2005 Pre-Acquisition Period.

(m)	To increase “Other income, net” for the reduction in the fair value of RTM's guarantees of certain lease obligations, recorded as a liability in connection with the RTM Acquisition purchase price allocation, of restaurants either (1) operated by affiliates of RTM not acquired by the Company or (2) related to restaurants sold by RTM in various transactions prior to the RTM Acquisition whereby the purchasers of the restaurants assumed the lease obligations, although RTM remains contingently liable if the respective purchasers do not make the required lease payments.

(n)	To adjust “Benefit from (provision for) income taxes” as follows (in thousands):
Reflect the estimated income tax benefit of entries (h) through (m) above at the incremental tax rate of 40.0%	$2,968
Reflect an income tax provision on the portion of RTM's pretax income relating to limited liability companies for which no income tax provision was provided, at the incremental tax rate of 40.0%	(1,967)

$1,001

NOTES TO UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED STATEMENT OF OPERATIONS (continued)

Pro Forma Adjustments for the Debt Refinancing

(o) To adjust “Interest expense” as follows (in thousands):

Record interest expense at an assumed interest rate of 5.73% on the assumed term loan borrowings initially of $620,000 under the new credit facility for the 2005 Pre-Acquisition Period (1)		$(20,098)
Record amortization expense under the interest rate method on the $13,071 of deferred financing costs associated with the new credit facility for the 2005 Pre-Acquisition Period		(1,146)
Record amortization credit under the interest rate method on (1) the fair value adjustment of RTM's sale-leaseback and capitalized lease obligations not refinanced and (2) the change in accounting to conform with the Company's accounting policy for the land portion of RTM's sales-leaseback and capitalized lease obligations involving land leased without a purchase option as operating leases instead of capitalized sales-leaseback obligations		4,453
Reverse reported interest expense on the debt refinanced:
As reported by the Company	$13,835
Reported by RTM	12,535	26,370

Reverse reported amortization of deferred financing costs and original issue discount associated with the debt refinanced		1,056
Record a commitment fee of 0.5% on the $100,000 of availability under the revolving credit component of the new credit facility for the 2005 Pre-Acquisition Period		(280)

		$10,355

(1)	The assumed interest rate used in the 2005 Pre-Acquisition Period represents the rate in effect as of July 28, 2005 based on the 30-day London Interbank Offered Rate (3.48% set as of July 26, 2005) plus 2.25% charged on the average outstanding borrowings under the term loans. The average outstanding borrowings reflect scheduled repayments under the term loans assuming the initial borrowings occurred at the beginning of the fiscal year ended January 1, 2006 and were $618,974 for the 2005 Pre-Acquisition Period.
If the assumed interest rate on the term loan borrowings under the new credit facility changed by 0.125%, the pro forma interest expense would change by $434 for the 2005 Pre-Acquisition Period.

(p)	To reverse “Insurance expense related to long-term debt” as a result of the repayment of the Company's securitization notes to which the insurance related.

(q)	To reflect the estimated income tax effect of entries (o) and (p) above at the incremental tax rate of 40.0%.

NOTES TO UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED STATEMENT OF OPERATIONS (continued)

Cost Savings as a Direct Result of the RTM Acquisition

(r)	To reflect the adjustment to compensation expense and related income tax effect at the incremental tax rate of 40.0% for the resignation (the “RTM Officer Resignations”) of RTM's former Chief Executive Officer, Chairman of the Board and Senior Vice President Real Estate who were also the principal RTM selling shareholders (the “Selling Shareholders”) effective as of the July 25, 2005 closing date of the RTM Acquisition. The RTM Officer Resignations were required under the terms of the purchase agreement. However, one of the Selling Shareholders continues to perform limited services for the Company at a reduced level of compensation and the amount of the compensation expense adjustment gives effect to such ongoing compensation. The other duties of this Selling Shareholder and all of the duties of the other two Selling Shareholders have been assumed by executives currently employed by the Company.

Loss Per Share

(s)	The As Reported and Pro Forma basic and diluted loss from continuing operations per share of Class A common stock has been determined by dividing the loss allocated to the Class A common stock as disclosed below by the Class A basic and diluted weighted average shares outstanding of 23,766,000 for the year ended January 1, 2006.

The number of weighted average shares used to calculate basic and diluted loss from continuing operations per share of Class B common stock were as follows (in thousands):

Basic and diluted shares, as reported	46,245
Pro forma weighted average effect of the shares issued in the RTM Acquisition for the 2005 Pre-Acquisition Period	5,401

Pro forma basic and diluted shares	51,646

      Loss from continuing operations per share has been computed by allocating such loss as follows (in thousands):

Class A common stock
As reported	$(19,998)
Pro forma	(17,031)
Class B common stock
As reported	(38,914)
Pro forma	(37,011)

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
23.1	Consent of Independent Auditors.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIARC COMPANIES, INC. (Registrant)

Date: October 19, 2006	By: /s/ FRANCIS T. MCCARRON Francis T. McCarron Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
23.1	Consent of Independent Auditors.